CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports dated December 9, 1999 for Dreyfus Premier Global Allocation Fund, Dreyfus Premier Greater China Fund, Dreyfus Premier European Equity Fund and Dreyfus Premier International Growth Fund, each a Portfolio of Dreyfus Premier International Funds, Inc., which are incorporated by reference in this Registration Statement (Form N-1A 33-44254) of Dreyfus Premier International Funds, Inc.




                                          ERNST & YOUNG LLP

New York, New York
February 24, 2000